UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

(617) 245-0399

(Registrant’s telephone number, including area code)

n/a

(Former name, former address and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2022, Cecilia Jones, the Chief Financial Officer of LogicBio Therapeutics, Inc. (the “Company”), notified the Company of her intent to resign to pursue a new career opportunity. Ms. Jones also served as the Company’s principal financial and principal accounting officer. Ms. Jones is expected to continue in her current role until September 23, 2022 (the “Transition Date”). The Company expects to enter into a consulting agreement with Ms. Jones.

On September 16, 2022, the Company entered into a consulting agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Danforth will provide finance, accounting and administrative functions, including interim chief financial officer services to be provided by Josh Blacher, to the Company. Under the Consulting Agreement, Danforth and Mr. Blacher are entitled to indemnification in connection with the services provided. The Company will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses.

The Board of Directors of the Company has appointed Mr. Blacher, age 50, as interim Chief Financial Officer, effective as of the Transition Date. Mr. Blacher has served as a consultant with Danforth since September 2022 and a Managing Partner at Columbus Circle Capital LLC (“Columbus Circle Capital”) since August 2019. During his tenure at Columbus Circle Capital, Mr. Blacher has served as an officer to several public and private companies, including as Chief Financial Officer at RNA Disease Diagnostics since May 2021. Prior to his tenure at Columbus Circle Capital, Mr. Blacher served as Chief Business Officer at Inmed Pharmaceuticals (Nasdaq: INM) from April 2018 to August 2019, as Chief Financial Officer of Therapix Biosciences (Nasdaq: TRPX) from April 2017 to April 2018, and as Chief Financial Officer at Galmed Pharmaceuticals (Nasdaq: GLMD) from October 2014 to March 2017. Mr. Blacher holds a Bachelor of Arts from Yeshiva University and a Master of Business Administration from Columbia Business School.

In connection with his appointment, Mr. Blacher will also serve as the Company’s principal financial officer and principal accounting officer. Prior to the Transition Date, Mr. Blacher will serve as a consultant to the Company pursuant to the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2022	LOGICBIO THERAPEUTICS, INC.

	By:	/s/ Cecilia Jones
	Name:	Cecilia Jones
	Title:	Chief Financial Officer